Exhibit B-10(b)


                  SYSTEM ENERGY RESOURCES, INC.

                      OFFICER'S CERTIFICATE


     Reference is made to the Indenture for Unsecured Debt Securities dated as of September 1, 1995 (the "Indenture") from System Energy Resources, Inc. (the "Company") to Chemical Bank, as Trustee (the "Trustee"). Capitalized terms used herein without being defined shall have the meanings set forth in the Indenture.

     Pursuant to (i) authority granted in certain Board
Resolutions adopted on July 10, 1995, and (ii) Section 301 of the
Indenture, the undersigned William J. Regan, Jr., Vice President and Treasurer of the Company, does hereby certify as follows:

     1. The securities of the first series to be issued under the Indenture shall be designated "7.38% Debentures due October 1, 2000" (the "Debentures of the First Series");

     2. The Debentures of the First Series shall be limited in aggregate principal amount to $30,000,000 at any time
          Outstanding;

     3. The Debentures of the First Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on October 1, 2000;

     4. The Debentures of the First Series shall bear interest from October 1, 1995, at the rate of 7.38% per annum payable semiannually, on October 1 and April 1 of each year (each an "Interest Payment Date") commencing April 1, 1996. Interest on the Debentures of the First Series will accrue from October 1, 1995 to the first Interest Payment Date, and thereafter will accrue, from the last Interest Payment Date to which interest has been paid or duly provided for. No interest will accrue on the Debentures of the First Series with respect to the day on which the Debentures of the First Series mature. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. Interest on any overdue principal will accrue at the same rate as the interest rate on the Debentures of the First Series set forth above, but interest will not accrue on overdue installments of interest on the Debentures of the First Series;

     5.   Each installment of interest on a Debenture of the First
          Series shall be payable to the Person in whose name such Debenture of the First Series is registered at the close of business on the March 15 or September 15 next preceding the corresponding Interest Payment Date (the "Regular Record Date") for the Debentures of the First Series. Any installment of interest on the Debentures of the First Series not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of such Debentures of the First Series on such Regular Record Date, and may be paid to the Persons in whose name the Debentures of the First Series are registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of the Debentures of the First Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of the First Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture;

     6. The principal and each installment of interest on the Debentures of the First Series shall be payable at, and registration of transfer, exchanges, and notices and demands to or upon the Company in respect of the Debentures of the First Series may be effected or served at, the office or agency of the Company in The City of New York. The Trustee will initially be the agency of the Company for the foregoing purposes and the Paying Agent and the Registrar for the Debentures of the First Series;

     7. The Debentures of the First Series will not be redeemable prior to maturity;

     8. The Debentures of the First Series will be originally issued in global form payable to Cede & Co. and will, unless and until the Debentures of the First Series are exchanged in whole or in part for certificated Debentures of the First Series registered in the names of various beneficial holders thereof (in accordance with the conditions set forth in the legend appearing in the form of the Debentures of the First Series, hereto attached as Exhibit
          A), contain restrictions on transfer, substantially as described in such form.

     9. The Debentures of the First Series shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto, and shall be issued in substantially such form;

     10. The undersigned has read all of the covenants or conditions contained in Sections 102, 201, 301 and 303 of the Indenture relating to the authentication and delivery of the Debentures of the First Series and the definitions in the Indenture relating thereto;

     11. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

     12. In the opinion of the undersigned, he has made such examination or investigation as is necessary to express an informed opinion as to whether or not such covenants or conditions have been complied with; and

     13. In the opinion of the undersigned, such covenants or conditions have been complied with.


     IN WITNESS WHEREOF, I have executed this Officer's
Certificate this 11th day of October, 1995.




                                     /s/  William J. Regan, Jr.
                                   Name:  William J. Regan, Jr.
                                   Title:  Vice President and Treasurer